360 FUNDS - N-CSR/A

Exhibit 99.IND PUB ACCT

The Audit Committee of the Board of Trustees of the Trust (the “Board”) has approved and selected (and the Board has approved) BBD, LLP (“BBD”) to replace Sanville & Company. (“Sanville”) as the Funds’ independent registered public accounting firm for the Funds’ fiscal year ended June 30, 2019. Through the past two fiscal years and through the date of Sanville’s replacement as auditor of the Funds, the Funds had no disagreements with Sanville on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Sanville would have caused Sanville to make reference to the disagreement in a Sanville report, and there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934. With respect to the Funds, Sanville’s audit opinions, including for the years ended June 30, 2018 and June 30, 2017 for the Funds, have not contained either an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the last fiscal year of the Funds, neither the Funds nor anyone on their behalf has consulted BBD on items concerning the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Funds’ financial statements, or concerning the subject of a disagreement of the kind described in Item 304(a)(1)(iv) of Regulation S-K or reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

Sanville & Company CERTIFIED PUBLIC ACCOUNTANTS
ROBERT F. SANVILLE, CPA MICHAEL T. BARANOWSKY, CPA JOHN P. TOWNSEND, CPA	1514 OLD YORK ROAD ABINGTON, PA 19001 (215) 884-8460 ● (215) 884-8686 FAX	MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
100 WALL ST 8TH FL NEW YORK, NY 10005 (212) 709-9512

August 30, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by the IMS Capital Value Fund, IMS Strategic Income Fund and IMC Dividend Growth Fund (the “Funds’), each a series of the 360 Funds, which we understand will be filed with the Securities and Exchange Commission, pursuant to the NCSR filing by the Funds. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Sanville & Company